                                                                  EXHIBIT 10.47


                    CONSULTING AND INTERIM SERVICES AGREEMENT


         This CONSULTING AND INTERIM SERVICES AGREEMENT (this "Agreement"), is dated this 28th day of June, 1996, by and between ChemGenics Pharmaceuticals Inc., a Delaware corporation ("ChemGenics"), and PerSeptive Biosystems, Inc., a Delaware corporation ("PBIO").

                                   WITNESSETH

         WHEREAS, ChemGenics and PBIO have entered into a Master Agreement dated as of May 7, 1996 (the "Master Agreement"), pursuant to which ChemGenics has acquired from PBIO and its affiliates assets, projects and activities relating to drug discovery activities and efforts (the "Drug Discovery Program");

         WHEREAS, in connection with the execution of the Master Agreement, PBIO has provided certain consulting services through its employees who have worked in the Drug Discovery Program and ChemGenics has agreed to compensate PBIO for such services;

         WHEREAS, in connection with the pursuit of drug discovery, ChemGenics has requested and PBIO is willing to provide on the terms set forth herein, certain equipment, supplies and other assets following the closing of the transactions contemplated by the Master Agreement; and

         WHEREAS, PBIO has agreed to provide certain consulting services to ChemGenics as set forth in this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth herein and in the Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Interim Period Compensation. Upon execution of this Agreement, ChemGenics shall pay PBIO the sum of One Hundred Thirteen Thousand Seven Hundred Ninety Dollars ($113,790) which amount is equal to the amount paid by PBIO for salary and benefits for the individuals listed on Exhibit A hereto (the "Drug Discovery Program Employees") from and including May 8, 1996 through the date hereof. PBIO shall invoice ChemGenics separately for, and ChemGenics shall promptly reimburse PBIO for, expenses reimbursed to the Drug Discovery Program Employees for out-of-pocket expenses incurred during such period in accordance with PBIO's normal business practices.

         2. PBIO Services to be Provided. During the five year period commencing on the date hereof PBIO shall provide reasonable strategic technical consultation to ChemGenics as ChemGenics may reasonably request from time to time, such consultation to include principally the services of Noubar Afeyan and Fred Regnier, or such other person(s) as may be PBIO's Chief Executive Officer ("CEO") and Chief Technical Officer, respectively during such period, and other senior PBIO technical staff members as PBIO may deem appropriate. The scope of such consultation shall be providing strategic technical advice relevant to the implementation and utilization of (i) technology licensed to ChemGenics pursuant to the License Agreement (as defined in the Master Agreement), (ii) prototype systems, instruments and other equipment to which ChemGenics has access pursuant to the License Agreement and (iii) equipment provided to ChemGenics pursuant to this Agreement. It is understood and agreed that such consultation (a) shall be provided at times and under circumstances reasonably convenient to the provider, giving due regard to the provider's other priorities, and (b) shall not require Dr. Afeyan, Dr. Regnier or any other person to interfere with or compromise their primary responsibilities as officers or employees of PBIO.

         In addition, during such five year period, PBIO shall make (a) Noubar Afeyan (or such other person as may be PBIO's CEO) available to serve as the Chairman of the Board of and a member of the Scientific Advisory Board of ChemGenics, and (b) Fred Regnier or another Senior PBIO employee reasonably acceptable to ChemGenics available to serve as a member of ChemGenics Scientific Advisory Board if ChemGenics so requests.

         3. Supplies To Be Provided BY PBIO. During the three year period commencing on the date hereof, from time to time at ChemGenics' reasonable request made in advance in accordance with PBIO's customary ordering requirements and practices, or in accordance with such other procedure as may be agreed upon by the parties, PBIO shall provide ChemGenics with supplies in quantities and with specifications reasonably designated by ChemGenics and which are either manufactured by PBIO or of which PBIO is a distributor ("Supplies"), provided that PBIO shall not be obligated to provide more than $500,000 of such Supplies valued at fully burdened manufactured cost for Supplies manufactured by PBIO and the actual cost of acquisition for Supplies distributed by PBIO. ChemGenics agrees that it will provide PBIO with as much advance notice of its requirements for such Supplies as is reasonably practicable. PBIO agrees that it will utilize its reasonable best efforts to meet ChemGenics requirements for Supplies and delivery times, and to provide ChemGenics with written notice of its inability to meet such delivery dates and the date on which delivery is projected to be actually made. PBIO further agrees that it will treat ChemGenics with respect to such Supplies on a

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reasonable parity with PBIO's other customers, provided that ChemGenics gives
PBIO commercially reasonable advance notice to permit PBIO to accommodate its customer's requirements and ChemGenics' requests. PBIO will provide ChemGenics with written reports not less than semi-annually if requested by ChemGenics detailing the Supplies provided and the cost thereof. The term "fully burdened manufactured cost" shall mean the direct manufactured cost of an item as shown on PBIO's books and records plus a fair allocation of all absorbed and unabsorbed overhead manufacturing costs whether included or excluded from the overhead pool for inventory valuation purposes, in each case as certified in writing on an annual basis by PBIO's Chief Financial Officer to fairly represent the fully burdened manufacturing costs. ChemGenics shall have the right on an annual basis to inspect, review and/or audit PBIO's books and records, including work papers, utilized to determine fully burdened manufactured costs. In the event any such inspection, review or audit results in a determination that PBIO has overcharged ChemGenics by more than 10%, PBIO shall reimburse ChemGenics' costs of such inspection, review or audit.

         4. Equipment To Be Provided By PBIO. A. During the three year period commencing on the date hereof, PBIO shall loan to ChemGenics reasonable amounts and kinds of equipment and instruments ("Equipment") manufactured by PBIO or of which PBIO is a distributor and which are reasonably available to PBIO and reasonably necessary for ChemGenics to pursue effectively the Drug Discovery Program as outlined in its initial business plan (the "Business Plan") approved by ChemGenics' Board of Directors or in a prospectus contained in a registration statement filed by ChemGenics with the Securities and Exchange Commission with respect to ChemGenics' initial public offering of securities. ChemGenics agrees that it will provide PBIO with as much advance notice of its requirements for such Equipment as is reasonably practicable. PBIO agrees that it will utilize its reasonable best efforts to meet ChemGenics requirements for Equipment and delivery times, and to provide ChemGenics with written notice of its inability to meet such delivery dates and the date on which delivery is projected to be actually be made. PBIO further agrees that it will treat ChemGenics with respect to such Equipment on a reasonable parity with PBIO's other customers, provided that ChemGenics gives PBIO commercially reasonable advance notice to permit PBIO to accommodate its customer's requirements and ChemGenics' requests. Each such Equipment loan shall be for a period of two years from the date the Equipment is delivered to ChemGenics, and shall be free of rent or other fees, provided that notwithstanding the foregoing, no period of loan of any Equipment shall extend beyond the date which is four years from the date hereof, no matter when the period of the loan begins. After the termination of the loan period of each piece of Equipment, the Equipment shall be returned

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to PBIO in the same condition as received (subject only to reasonable wear and tear and casualty loss) or purchased by ChemGenics at the lesser of depreciated book value (based on actual cost and depreciation or amortization schedules utilized by PBIO in the ordinary course of its business) or fair market value (as agreed by the parties or in the absence of such agreement by an appraiser selected by the parties, the cost of which shall be shared equally by the parties). To the extent such Equipment can be purchased or leased or compensation otherwise received therefor by ChemGenics as a part of a contract or arrangement with a partner or other party and charged to the contract or arrangement, then such Equipment shall not be loaned to ChemGenics by PBIO but shall be purchased by ChemGenics if reasonable under the circumstances and the terms of its arrangement with the third party. The payment amount shall be the greater of (i) if ChemGenics sells the Equipment to the customer, the amount paid by the customer and (ii) the price PBIO in its reasonable discretion would charge a favored customer therefor. In case of a dispute the price will be the average price of the lowest 3 of the last 10 sales (or such fewer number as sold in the prior year) of comparable items of Equipment sold to PBIO's retail customers, excluding distributors. ChemGenics will use reasonable efforts to include Equipment purchase requirements or, if not feasible, lease or other compensation mechanisms in its third party contracts and other arrangements. ChemGenics will insure such Equipment with replacement cost insurance pursuant to an insurance policy reasonably satisfactory to PBIO, and shall include PBIO as an additional insured, will provide customary maintenance and repair, and, if destroyed shall pay PBIO the replacement cost thereof.

         PBIO shall not be required to loan to ChemGenics any Equipment that is the same, substantially similar or functionally equivalent to Equipment which had been the subject of a loan during the six month period prior to the date of any loan request, unless such Equipment was destroyed by casualty, ChemGenics is still utilizing such Equipment and can reasonably utilize the additional Equipment in accordance with the Business Plan or elects to purchase from PBIO the Equipment which was subject to such prior loan.

         ChemGenics will provide PBIO with written reports not less than semi-annually if requested by PBIO detailing the location, use and status of each piece of Equipment loaned to ChemGenics pursuant to this Agreement, and containing such other information as PBIO may reasonably request.

         In the event that ChemGenics receives from third parties rental, fees or other direct payments for the rental or use of Equipment, ChemGenics shall remit to PBIO 90% of the amount received by ChemGenics which is directly related to the use of the Equipment (including rent) within 30 days from the date of receipt

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
by ChemGenics (but without duplication of amounts referred to above), and such amount shall be credited toward any amount payable for the purchase of such Equipment, if ChemGenics elects to purchase rather than return same. In the event ChemGenics elects to return rather than purchase any such Equipment, PBIO shall retain any amounts paid or payable to it by ChemGenics with respect to such Equipment.

         Without PBIO's express written consent, no Equipment loaned to ChemGenics pursuant to this Agreement shall be furnished to any Partner or any other third party, or otherwise removed from ChemGenics' facility, unless it has been purchased or leased from ChemGenics for fair consideration as described above, provided that nothing contained herein shall prevent ChemGenics from utilizing such Equipment in the ordinary course of its business with any Partner.

         ChemGenics shall be responsible, and PBIO shall have no obligation, for the maintenance and repair of Equipment loaned or otherwise provided to ChemGenics pursuant to this Agreement, except for such maintenance and repair as PBIO agrees in writing to provide. PBIO shall afford ChemGenics the opportunity to enter into service and maintenance agreements relating to Equipment on terms and conditions which PBIO makes available to its customers generally.

         B. So long as ChemGenics occupies space on the third floor of the Framingham Facility pursuant to the Sublease, PBIO and ChemGenics agree to permit the other to use certain instruments as set forth on the last page of the Inventory List which constitutes a part of Schedule 1.01(b) of the Master Agreement.

         C. During such period as ChemGenics occupies at least 500 square feet of space used principally for laboratory purposes at PBIO's facility at 500 Old Connecticut Path, Framingham, Massachusetts, or any replacement facility in which a substantial part of PBIO's business is also located, in the event that ChemGenics or PBIO would benefit from and requests the use of an instrument or item of equipment which is owned or otherwise controlled by the other and as to which a like instrument is not otherwise available to the requesting party for the use intended, and such use would not violate any law, rule or regulation, or any agreement to which either ChemGenics or PBIO is bound, or, in the opinion of the party owning or controlling the use thereof, disclose any trade secret or other confidential information which such party does not wish disclosed, and such instrument or item of equipment is not required at the time requested for any reason in the sole discretion of the party owning or otherwise controlling the use of such instrument or equipment and can be made available for use on terms and conditions acceptable to the party owning or

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
controlling the use of same in its sole discretion, the other party may use such instrument or item of equipment upon reasonable advance notice and at such times and on such terms and conditions as the party owning or controlling the use of such instrument or equipment may impose, but without the payment of a rental or other fee, and without liability of any kind or nature by the lending party for any damage of any kind or nature arising out of the use thereof. It is expressly understood and agreed that the party owning or otherwise controlling the use of any such instrument or equipment shall retain absolute priority as to its use and shall have sole discretion as to the terms and conditions of use. It is further expressly understood and agreed that the provisions set forth in this paragraph are in addition to and in no way modify PBIO's obligation to provide ChemGenics' use of equipment as set forth in Schedule 1.01(b) of the Master Agreement and Section 4.1.6 of the License Agreement.

         D. All consulting, supplies, instruments and other services and goods provided or supplied to ChemGenics pursuant to this Agreement shall be provided subject to all limitations and conditions pursuant to which such services or goods are provided to customers of PBIO. ChemGenics shall use any such services, supplies, instruments or other products solely at its own risk and without recourse to PBIO or the provider thereof, except (i) as to Claims of intellectual property infringement in connection with the use by ChemGenics of Equipment or Supplies, as otherwise set forth in Exhibit B hereto, subject to the limitations set forth therein, and (ii) as to Claims arising from PBIO's negligence, as to which PBIO shall be liable to the extent of its negligence. In any event, and notwithstanding anything contained in this Agreement or any other agreement to the contrary, PBIO's sole obligation, and ChemGenics' sole and exclusive remedy, with respect to any consulting or other services or supplies, instruments or other goods which do not meet any actual or implied warranty, representation or standard, or any warranty, representation or standard which may be agreed to by PBIO or which may be imposed by any statute or law, or as to which PBIO breached or is claimed to have breached any agreement, covenant or commitment of any kind, will be to perform such service or repair or replace, at its discretion, such supplied product, instrument or other good.

NOTWITHSTANDING THE FORGOING, OR ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL PBIO BE LIABLE, WHETHER IN CONTRACT, IN TORT, WARRANTY, OR UNDER ANY STATUTE (INCLUDING WITHOUT LIMITATION ANY TRADE PRACTICE, UNFAIR COMPETITION OR OTHER STATUTE OF SIMILAR IMPORT) OR ON ANY OTHER BASIS, FOR INDIRECT, PUNITIVE, MULTIPLE, INCIDENTAL, STATUTORY CONSEQUENTIAL OR SPECIAL DAMAGES SUSTAINED BY CHEMGENICS OR ANY OTHER PERSON, NO MATTER HOW ARISING WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT PERSEPTIVE IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, INCLUDING, WITHOUT LIMITATION, DAMAGES

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ARISING FROM OR RELATED TO LOSS OF USE, LOSS OF DATA, FAILURE OR INTERRUPTION IN
THE OPERATION OF ANY EQUIPMENT OR SOFTWARE, DELAY IN REPAIR OR REPLACEMENT, OR FOR LOSS OF REVENUE OR PROFITS, LOSS OF GOODWILL OR LOSS OF BUSINESS.

         Indemnification. To the fullest extent permitted by law, ChemGenics agrees to indemnify and hold PerSeptive harmless from and against any and all claims, demands, obligations, costs, expenses (including reasonable attorney's fees and expenses) and liabilities (collectively, "Claims") including, without limitation, those arising from violations of local, state, or federal food and drug, environmental, health and safety and other laws, codes and regulations, arising from or relating to ChemGenics use of Equipment, Supplies and other products hereunder, except to the extent of Claims resulting from the breach by PBIO of its obligations hereunder or PBIO's negligence, as to which PBIO shall indemnify and hold ChemGenics harmless from any such Claims.

         5. Certain Consequences of Noncompliance. In the event PBIO does not provide the Equipment and Supplies required by Sections 3 and 4 of this Agreement, or the Consulting Services required by Section 2 of this Agreement, ChemGenics shall provide written notice of such failure to PBIO. If PBIO fails to cure such failure within thirty (30) days following receipt of the first such notice, twenty (20) days following receipt of the second such notice or ten (10) days following receipt of any further notice, or if such failure is not curable in such period PBIO fails to commence to cure same within such period and thereafter diligently continue to prosecute such cure and in any event fails to cure such failure within an additional twenty (20) days, ChemGenics shall have the option for a period of ninety (90) days following the termination of the grace period following such notice to purchase from PBIO and PBIO shall be obligated to sell to ChemGenics at an aggregate price of $1.00, all or any part of the number of the Earnout Shares (the "Shares") set forth below (the "Repurchase Option").

         Date of Default*                  Number of Shares
         ----------------                  ----------------

July 1, 1996 - June 30, 1997                            979,268
July 1, 1997 - June 30, 1998                            652,844
July 1, 1998 - June 30, 1999                            326,422
         Thereafter                                           0

*The applicable number of shares shall be determined by the period in which the date of default, set forth in the relevant default notice, occurs.

         In the event ChemGenics shall be entitled to and shall elect to exercise the Repurchase Option, it shall give PBIO written notice specifying the number of Shares which ChemGenics elects to

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
purchase and specifying a date for closing hereunder, which date shall be not more than thirty (30) calendar days after the giving of such notice. The closing shall take place at ChemGenics' principal offices or such other location in the greater Boston, Massachusetts area as ChemGenics may reasonably designate in such notice. At the closing, PBIO shall deliver the Shares being purchased against the simultaneous delivery of the purchase price by ChemGenics.

         If PBIO notifies ChemGenics that it disagrees with ChemGenics assertion that there is a default, and notifies ChemGenics of the same within fifteen (15) calendar days after PBIO's receipt of notice thereof, the matter will be referred to and determined by arbitration pursuant to Section 10.8 of the Master Agreement.

         In the event that PBIO fails to deliver the Shares as required by this Agreement, ChemGenics may elect (a) to establish a segregated account to receive the payment of $1.00, such account to be turned over to PBIO upon delivery of the certificates representing such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from PBIO to ChemGenics and to treat PBIO and such Shares in all respects as if delivery of the certificates representing such Shares had been made as required by this Agreement. PBIO hereby irrevocably grants ChemGenics a power of attorney for the purpose of effectuating the foregoing.

         If ChemGenics shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of ChemGenics to the holders of its Common Stock, the number of shares of stock or other securities of ChemGenics issued with respect to the Shares then subject to the Repurchase Option shall be added to the Shares then subject to the Repurchase Option without any change in the aggregate purchase price. If ChemGenics shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Shares then subject to the Repurchase Option shall be added to the Shares covered by the Repurchase Option without any change in the aggregate purchase price.

         If the outstanding shares of ChemGenics' Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of ChemGenics, or if ChemGenics shall be a party to any capital reorganization, there shall be substituted for the Shares then covered by the Repurchase Option such amount and kind of securities as are issued in such subdivision, combination, reclassification, or capital reorganization in respect of the Shares subject to the Repurchase

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
Option immediately prior thereto, without any change in the aggregate purchase price.

         6. ChemGenics and PBIO also agree to the terms and conditions set forth on Exhibit A to this Agreement, relating to services to be provided by PBIO to ChemGenics during such time as ChemGenics occupies space on the third floor of Building A of PerSeptive's Framingham Facility.

         7. Confidentiality. In connection with the Services to be provided hereunder, each party may have access to certain confidential information of the other. Such confidential information shall be maintained in confidence and access to and use of shall be restricted in accordance with the terms of the Non-Competition and Confidentiality Agreement of even date herewith.

         8. Termination. This Agreement shall continue until June 30, 2001, provided, however, that this Agreement shall terminate immediately upon a rescission of the Master Agreement pursuant to Section 8.07 thereof. In the event of any such termination, ChemGenics shall promptly return to PBIO all Equipment in as good a condition as received, reasonable wear and tear excepted (other than any Equipment purchased by ChemGenics in accordance with Section 4) and unused Supplies.

         9. Certain Termination Costs. On the date hereof, ChemGenics shall offer employment to each of the Drug Discovery Program Employees at a salary no less than their current salary with PBIO. In the event ChemGenics terminates the employment of any of the Drug Discovery Program Employees, ChemGenics will provide severance pay to such individuals, calculated in accordance with ChemGenics customary severance policies, such calculation (i) not to exceed two weeks per year of service, (ii) to include the service of such individual with PBIO as set forth in PBIO's books [for severance certification purposes only], and (iii) to be not less than three weeks or more than ten weeks for any individual ("Severance Pay"). PBIO will on demand pay or reimburse ChemGenics for the payment of all Severance Pay and other severance related costs for the Drug Discovery Program Employees in excess of the Space Value. PBIO shall remain responsible for and indemnify ChemGenics against all claims of any Drug Discovery Program Employee to the extent arising out of any act or omission of PBIO or violation of any law, rule or regulation by PBIO prior to their being employees of ChemGenics. Except as set forth above, ChemGenics shall be responsible for and shall indemnify PBIO against claims of any Drug Discovery Program Employee to the extent arising out of any act or omission or violation of any law, rule or regulation by ChemGenics on or after the date such employee became an employee of ChemGenics. PBIO will also on demand pay or reimburse ChemGenics for the payment of all Severance Pay and other

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
out of pocket severance related costs for one Drug Discovery Program Employee identified by ChemGenics.

         Space Value shall mean 45% of the value of the portion of the premises on the third floor of Building A of PBIO's Framingham facility to be first occupied by ChemGenics pursuant to the Sublease (the "ChemGenics Space"), during the period between the date hereof and the date of termination of this Agreement in accordance with the proviso in Section 8 above, it being understood and agreed that 45% percent of the ChemGenics Space represents the portion of ChemGenics Space that was not used by the Drug Discovery Program prior to the date of execution of the Master Agreement. The value of the ChemGenics Space shall be $12.50 (Twelve Dollars and Fifty Cents) per square foot per year, or $0.03427 per square foot per day. The ChemGenics Space occupies 6,278 square feet. Accordingly, the Space Value shall be calculated by multiplying $0.03427 times 0.45 times 6,278 square feet times the number of days from and including May 7, 1996 to and including the date the transactions contemplated by the Master Agreement are rescinded and unwound, or such later date as ChemGenics' occupancy of the ChemGenics Space without the payment of Fixed Rent (as defined in the Sublease) terminates (the later of such dates being herein called the "ChemGenics Space Termination Date"). For example, if the duration of the period between May 7, 1996 and ChemGenics Space Termination Date was six months, the Space Value would be $17,415.

         10.      Miscellaneous.

         (a) Entire Agreement. This Agreement, including the Exhibit attached hereto, sets forth the entire agreement and understanding of the parties hereto and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

         (b) Assignment. Except as set forth in paragraph 10(c) no right, benefit or interest hereunder shall be subject to assignment, transfer, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation or to execution, attachment, levy or similar process.

         (c) Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, PBIO, ChemGenics, and their respective successors and assigns; provided, however, that ChemGenics and PBIO may not assign or otherwise transfer this Agreement or any rights and interests, nor delegate any obligations, hereunder, except to a direct or indirect 100% parent or direct or indirect wholly-owned subsidiary which becomes a party to the Non-Competition Agreement (as defined in the Master Agreement) and that agrees in writing to be bound by this Agreement

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
(and in such case ChemGenics and PBIO shall remain bound) without the prior written consent of the other party to this Agreement, except pursuant to a merger or consolidation, or sale of all or substantially all of the stock, assets or business of PBIO or ChemGenics and their respective subsidiaries taken as a whole as provided below, if the new owner or successor becomes a party to the Noncompetition Agreement, and except that without PBIO's consent ChemGenics rights under this Agreement may not be so assigned or otherwise transferred in a transaction that would give PBIO the right to terminate the License Agreement pursuant to Section 9.4 thereof. In the event that either PBIO or ChemGenics shall (i) consolidate or merge with another entity (other than an acquisition by such party of another entity where the stockholders of PBIO or ChemGenics (or any subsidiary of PBIO or ChemGenics), after such transaction directly or indirectly own at least a majority of the voting stock of the combined or acquired entity); or (ii) convey, sell or lease to another entity all or substantially all of its stock, assets or business and its subsidiaries, taken as a whole; or (iii) if there shall be a change of control of either PBIO or ChemGenics, then (A) if such transaction is negotiated by PBIO or ChemGenics, such party shall give the other party written notice identifying the acquiring entity and the material terms of the transaction at least thirty (30) days prior to the closing thereof and (B) the parties shall negotiate in good faith to determine whether any changes shall be appropriate in this Agreement. Any attempt to assign or delegate any portion of this Agreement in violation of this
Section 9(c) shall be null and void. Subject to the foregoing, any reference to PBIO and ChemGenics hereunder shall be deemed to include the permitted successors thereto and assigns thereof.

         (d) Amendment. This Agreement may not be amended, modified or canceled except by written agreement of the parties hereto.

         (e) Severability. In the event that any court of competent jurisdiction shall determine that any provision contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any provision wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         (f) Applicable Law. This Agreement has been made in and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.


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
         (g) Survival. The provisions contained in Section 8 of this Agreement shall survive the expiration or earlier termination of this Agreement.

         (h) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         (i) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid:

         If to ChemGenics:                  ChemGenics Pharmaceuticals Inc.
                                            One Kendall Square
                                            Building 300
                                            Cambridge, MA 02139
                                            Attn: President

         If to PBIO:                        PerSeptive Biosystems, Inc.
                                            500 Old Connecticut Path
                                            Framingham, MA 01701
                                            Attn: President
                                            CC:  General Counsel

         All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such mailing is made, or (iv) if sent by certified mail, on the 5th business day following the day such mailing is made.

         (j) Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Agreement under seal as of the day and year first above written.

                                             CHEMGENICS PHARMACEUTICALS INC.



                                             By: /s/ Barry A. Berkowitz
                                                 -------------------------------
                                                  Barry A. Berkowitz, President



                                             PERSEPTIVE BIOSYSTEMS, INC.



                                             By: /s/ Noubar B. Afeyan
                                                 -------------------------------
                                                  Noubar B. Afeyan, President

Consulting and Interim
Services Agreement

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